Exhibit 99.1

ORBCOMM ACQUIRES BLUE TREE SYSTEMS LIMITED

Solidifies ORBCOMM’s offering for the global freight telematics market with consolidated in-cab, dry and refrigerated transportation solutions

Rochelle Park, NJ, October 2, 2017 – ORBCOMM Inc. (Nasdaq: ORBC), a leading global provider of Machine-to-Machine (M2M) and Internet of Things (IoT) solutions, announced today that it has acquired Blue Tree Systems Limited (Blue Tree) based in Galway, Ireland, along with its subsidiaries in the United States, Germany and France. Blue Tree provides world-class transportation management solutions across multiple classes of assets that include trucks, refrigerated straight trucks as well as refrigerated and dry trailers. Blue Tree serves more than 300 customers in North America, the European Union, United Kingdom, Australia, and New Zealand.

Blue Tree’s products meet the demands of transportation companies that are increasingly looking to manage their assets under a single platform and facilitate simplified integration with their business systems. Blue Tree’s robust truck in-cab platform is based on an open Android architecture that offers customers a fully managed, flexible and proven solution that is easy for drivers to use. In addition, Blue Tree offers advanced, country-specific compliance solutions in both North America and Europe. Blue Tree’s solutions meet the requirements for the Electronic Logging Device (ELD) Mandate regulations, which will require companies to replace drivers’ paper log-books with electronic “Hours of Service” applications within the next several months. Blue Tree’s customers achieve broad efficiencies, increased driver safety as well as workforce optimization throughout the supply chain.

The acquisition of Blue Tree solidifies ORBCOMM’s transportation portfolio by adding truck in-cab and refrigerated fleet vehicle solutions to ORBCOMM’s industry-leading cargo solutions. Customers will have access to an integrated offering encompassing nearly all transportation assets from one source. Blue Tree’s market leadership also adds strength and distribution in key geographies such as Europe, the Middle East and Africa.

“With advanced trucking solutions combined with an integrated software platform, Blue Tree is a strong strategic addition to ORBCOMM’s broad transportation portfolio,” said Marc Eisenberg, ORBCOMM’s Chief Executive Officer. “Combined with our acquisition of inthinc in June, Blue Tree enables ORBCOMM to provide the most complete transportation solution offering covering nearly every asset class – from in-cab to fleet vehicles to refrigerated assets to dry vans – making us the clear leader in this space and in global industrial IoT.”

“ORBCOMM is one of the leading IoT companies in the world, and we believe the increased scale, resources, customer base and geographic profile that ORBCOMM offers will support our rapid growth globally. We look forward to leveraging ORBCOMM’s strong brand equity in our markets,” said Charlie Cahill, Founder and Chief Executive Officer of Blue Tree Systems. “ORBCOMM’s leadership in transportation telematics provides great synergy and support for our transportation solutions and delivers an unmatched and long-lasting value proposition for transportation companies around the world.”

ORBCOMM was advised by Raymond James on this transaction. Blue Tree Systems was advised by Investec Corporate Finance Ireland.

About ORBCOMM Inc.

ORBCOMM (Nasdaq: ORBC) is a global leader and innovator in the industrial Internet of Things, providing solutions that connect businesses to their assets to deliver increased visibility and operational efficiency. The company offers a broad set of asset monitoring and control solutions, including seamless satellite and cellular connectivity, unique hardware and powerful applications, all backed by end-to-end customer support, from installation to deployment to customer care. ORBCOMM has a diverse customer base including premier OEMs, solutions customers and channel partners spanning transportation, supply chain, warehousing and inventory, heavy equipment, maritime, natural resources, and government. For more information, visit www.orbcomm.com.

Forward-Looking Statements

Certain statements discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to our plans, objectives and expectations for future events and include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Such forward-looking statements, including those concerning the Company’s expectations, are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from the results, projected, expected or implied by the forward-looking statements, some of which are beyond the Company’s control, that may cause the Company’s actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. In addition, specific consideration should be given to various factors described in Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in our Annual Report on Form 10-K, and other documents, on file with the Securities and Exchange Commission. The Company undertakes no obligation to publicly revise any forward-looking statements or cautionary factors, except as required by law.

Contacts
For Investors:	For Trade Media:
Michelle Ferris	Sue Rutherford
Director of Corporate Communications	VP of Marketing
ORBCOMM Inc.	ORBCOMM Inc.
+1.703.433.6516	+1 613.254.5269
erris.michelle@orbcomm.com	rutherford.sue@orbcomm.com